Exhibit 99.1
Phoenix Technologies Ltd. Reports First Quarter Fiscal 2010 Financial
Results
-Reports net profit as a result of significant tax settlement-
MILPITAS, CA. — February 4, 2010 — Phoenix Technologies Ltd. (NASDAQ: PTEC), a global leader in core systems software, today reported financial results for the first fiscal quarter ended December 31, 2009.
First Quarter Fiscal 2010 Highlights
•	Total revenues of $15.6 million, compared with $17.4 million for the first quarter of fiscal 2009;

•	GAAP net income of $1.1 million, or $0.03 per diluted share, compared with a GAAP net loss of ($9.3) million, or ($0.33) per share for the first quarter of fiscal 2009;

•	Non-GAAP net income, adjusted to exclude charges for amortization of intangible assets, restructuring charges and stock-based compensation, of $3.7 million, or $0.11 per diluted share, compared with non-GAAP net loss of ($5.0) million, or ($0.18) per share for the first quarter of fiscal 2009;

•	GAAP and non-GAAP net income, as reported above, both reflect the effect of $7.1 million in tax benefits arising from a settlement reached with the Taiwan National Tax Authority in respect of taxes for the fiscal years 2000 to 2006 and the adjustment of accrued tax liabilities for subsequent years; and

•	Cash and cash equivalents balance, as of December 31, 2009, of $27.9 million, compared with $31.2 million at December 31, 2008 and $35.1 million at September 30, 2009.
First Quarter Fiscal 2010 and Recent Business Highlights
•	Restored focus on the core systems software (BIOS) markets and retained GrowthPoint Technology Partners to explore strategic options in respect of FailSafe®, HyperSpace™ and eSupport businesses; and

•	Expanded Board of Directors with the addition of five new directors; appointed Jeffrey C. Smith as the new Chairman of the Board.
President and CEO Woody Hobbs stated, “During the first quarter of fiscal 2010, we successfully concluded a long standing tax liability dispute with the Taiwan National Tax Authority covering the years 2000 through 2006. Based on our November settlement, and after adjusting our tax accruals related to subsequent years, we recorded a $7.1 million income tax benefit, allowing us to report a profitable quarter. We are pleased with the positive impact on our bottom line as well as with our team’s ability to resolve this long standing transfer pricing dispute. However, there remains considerable work to be done to improve our operating results as our core business revenues continued to be negatively impacted by ASP declines and some market share losses.
“We are committed to the success of our Company and to improving shareholder value. To this end, we have determined that it is in our interests to refocus our team on the core systems software (CSS) business where we have a strong track record of industry leadership. We are actively upgrading our core systems capabilities through technological enhancements, including considerable improvements in boot speed and virtualization, which we believe are key to defending our market share, ASPs and margins. We believe that the CSS upgrades in which we are now investing best position Phoenix for long-term success as we begin to see signs of a gradual recovery within the overall PC market. We also see exciting additional opportunities for our CSS products as a wide variety of new mobile and Internet-connected devices are being developed and marketed.
“While our new products are progressing well, the substantial investments that these products require to achieve their full potential may exceed the resources available to us from our core systems software business. As a result, we have recently announced that we are undertaking a critical review of our strategic options in respect of each of our new product lines. Our primary objective has been, and continues to be, the generation of sustained positive operating cash flow, and we now believe that the best way to achieve this goal and ultimately accelerate our growth is through a primary focus on the technologies and markets in which Phoenix has an established leadership position,” Mr. Hobbs concluded.
First Quarter Fiscal 2010 Financial Summary
Total revenues for the first quarter of fiscal 2010 ended December 31, 2009 were $15.6 million, compared with $17.4 million for the first quarter of fiscal 2009 ended December 31, 2008. Gross margin for the first quarter of fiscal 2010 was $13.1 million, compared with gross margin of $13.8 million for the first quarter of fiscal 2009. Operating expenses for the first quarter of fiscal 2010 were $18.7 million, compared with operating expenses of $22.0 million for the first quarter of fiscal 2009. After giving effect to the tax settlement in Taiwan, net income for the first quarter of fiscal 2010 was $1.1 million, or $0.03 per diluted share, compared with a net loss of ($9.3) million, or ($0.33) per share, in the comparable year-ago period.

Non-GAAP net income (adjusted to exclude charges for amortization of intangible assets, restructuring charges and stock-based compensation) for the first quarter of fiscal 2010 was $3.7 million, or $0.11 per diluted share, compared with a non-GAAP net loss of ($5.0) million, or ($0.18) per share for the first quarter of fiscal 2009.
As of December 31, 2009, the Company had cash and cash equivalents of $27.9 million, compared with cash and cash equivalents of $35.1 million as of September 30, 2009.
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To participate in the conference call, please dial 888-549-7704 toll free from the U.S., or 480-629-9857 for international callers. Investors may also access a live audio web cast of this conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm.
A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available for 90 calendar days. An audio replay will also be available approximately one hour after the conclusion of the call and will be made available through Thursday, February 18, 2010. The audio replay can be accessed by dialing 800-406-7325 or 303-590-3030 and entering access ID number 4204283.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — SecureCore Tiano, Embedded BIOS, Phoenix Freeze, FailSafe, HyperSpace, and eSupport.com — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 210 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore, SecureCore Tiano, Embedded BIOS, Phoenix Freeze, FailSafe, HyperSpace, HyperCore, PC 3.0, eSupport.com and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. The adjustments in the current period consist principally of stock-based compensation expense as required according to ASC 718, restructuring and related asset impairment charges primarily associated with workforce reduction, terminating facility lease commitments, and other exit costs related to formal restructuring plans; and, the amortization of intangible assets. These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements that accompany this press release.
Safe Harbor
The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, achieving viable strategic alternatives for certain of our businesses and our continued leadership position in our CSS markets. These statements involve risk and uncertainties, including: demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to maintain the average selling price of our core systems software; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; our ability to generate additional capital on terms acceptable to us; timing of payment by our customers; risks and unanticipated challenges associated with any transactions involving certain of our businesses; risks associated with any acquisition strategy that we might employ; costs and results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; and the rate of adoption of new operating system and microprocessor design technology. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations
Kristen McNally or Brandi Floberg
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,
	2009	2009

Assets
Current assets:
Cash and cash equivalents	$27,869	$35,062
Accounts receivable, net of allowances	4,450	6,505
Other assets — current	1,457	2,196

Total current assets	33,776	43,763

Property and equipment, net	4,694	4,881
Purchased technology and other intangible assets, net	7,175	7,608
Goodwill	22,205	22,205
Other assets — noncurrent	1,094	3,082

Total assets	$68,944	$81,539

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,052	$1,440
Accrued compensation and related liabilities	2,810	3,433
Deferred revenue — current	15,695	20,770
Income taxes payable — current	970	4,136
Accrued restructuring charges — current	227	146
Other liabilities — current	2,504	2,989

Total current liabilities	24,258	32,914

Accrued restructuring charges — noncurrent	77	85
Deferred revenue — noncurrent	1,634	898
Income taxes payable — noncurrent	8,861	16,348
Other liabilities — noncurrent	3,047	2,738

Total liabilities	37,877	52,983

Stockholders’ equity:
Preferred stock	—	—
Common stock	36	36
Additional paid-in capital	259,722	257,975
Accumulated deficit	(135,996)	(137,058)
Accumulated other comprehensive loss	(621)	(344)
Less: Cost of treasury stock	(92,074)	(92,053)

Total stockholders’ equity	31,067	28,556

Total liabilities and stockholders’ equity	$68,944	$81,539

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2009	2009	2008
Revenues:
License fees	$12,888	$14,264	$14,484
Subscription fees	757	888	448
Service fees	1,944	2,080	2,434

Total revenues	15,589	17,232	17,366

Cost of revenues:
License fees	120	134	88
Subscription fees	359	294	306
Service fees	1,590	1,612	2,038
Amortization of purchased intangible assets	434	437	1,143
Impairment of purchased intangible assets	—	(49)	—

Total cost of revenues	2,503	2,428	3,575

Gross margin	13,086	14,804	13,791

Operating expenses:
Research and development	8,623	8,940	10,867
Sales and marketing	4,918	4,552	5,409
General and administrative	4,697	5,063	5,636
Restructuring and asset impairment	482	344	93
Impairment of goodwill	—	(279)	—

Total operating expenses	18,720	18,620	22,005

Operating loss	(5,634)	(3,816)	(8,214)

Interest and other income (expenses), net	149	(149)	270

Loss before income taxes	(5,485)	(3,965)	(7,944)

Income tax (benefit) expense	(6,547)	1,062	1,399

Net income (loss)	$1,062	$(5,027)	$(9,343)

Earnings (loss) per share:
Basic	$0.03	$(0.15)	$(0.33)
Diluted	$0.03	$(0.15)	$(0.33)

Shares used in earnings (loss) per share calculation:
Basic	35,019	34,655	28,371
Diluted	35,019	34,655	28,371
Phoneix Confidential

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2009	2009	2008
Cash flows from operating activities:
Net income (loss)	$1,062	$(5,027)	$(9,343)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	1,009	1,078	1,618
Stock-based compensation	1,747	2,216	3,131
Loss from disposal/impairment of fixed assets	51	210	—
Impairment of purchased intangible assets	—	(49)	—
Impairment of goodwill	—	(279)	—
Change in operating assets and liabilities:
Accounts receivable	2,019	6,790	1,350
Prepaid royalties and maintenance	30	8	(142)
Other assets	2,649	(402)	(642)
Accounts payable	601	(713)	569
Accrued compensation and related liabilities	(634)	387	(2,527)
Deferred revenue	(4,415)	320	45
Income taxes	(10,840)	494	599
Accrued restructuring charges	72	59	(256)
Other accrued liabilities	(253)	(270)	(440)

Net cash provided by (used in) operating activities	(6,902)	4,822	(6,038)

Cash flows from investing activities:
Purchases of property and equipment and other intangible assets	(235)	(195)	(1,304)
Acquisition of businesses, net of cash acquired	—	(353)	(204)

Net cash used in investing activities	(235)	(548)	(1,508)

Cash flows from financing activities:
Proceeds from stock issued under direct offering	—	11,963	—
Proceeds from stock issued under stock option and stock purchase plans	—	—	804
Repurchase of common stock	(21)	(18)	(35)
Principal payments under capital lease obligations	(135)	(192)	(2)

Net cash provided by (used in) financing activities	(156)	11,753	767

Effect of changes in exchange rates	100	126	277

Net increase (decrease) in cash and cash equivalents	(7,193)	16,153	(6,502)
Cash and cash equivalents at beginning of period	35,062	18,909	37,721

Cash and cash equivalents at end of period	$27,869	$35,062	$31,219

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended
		December 31,	September 30,	December 31,
		2009	2009	2008

GAAP net income (loss)		$1,062	$(5,027)	$(9,343)

Equity-based compensation expense	(1)	1,747	2,216	3,131

Restructuring and asset impairment	(2)	482	344	93

Amortization of purchased intangible assets	(3)	434	437	1,143

Impairment of purchased intangible assets	(4)	—	(49)	—

Impairment of goodwill	(4)	—	(279)	—

Non-GAAP net income (loss)		$3,725	$(2,358)	$(4,976)

Non-GAAP earnings (loss) per share:
Basic		$0.11	$(0.07)	$(0.18)
Diluted		$0.11	$(0.07)	$(0.18)

Shares used in earnings (loss) per share calculation:
Basic		35,019	34,655	28,371
Diluted		35,019	34,655	28,371

These adjustments reconcile the Company’s GAAP net income (loss) to the reported non-GAAP net income (loss). The Company believes that presentation of net income (loss) and net earnings (loss) per share excluding equity-based compensation, restructuring and asset impairment charges, amortization of purchased intangible assets and impairment of purchased intangible assets and goodwill provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded because management believes it is useful to investors to understand how the expenses associated with the grant of stock options are reflected in net income (loss). Restructuring and related asset impairment charges are excluded since they may not be considered directly related to our ongoing business operations. Amortization of purchased intangible assets, principally purchased technology, are excluded since it generally cannot be changed by management after an acquisition has occurred. Impairment of purchased intangible assets and goodwill are excluded since management believes that these charges are not directly related to the underlying performance of the Company’s core business operations and eliminating these will assist investors to compare current versus past operational performance. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This represents equity-based compensation expense related to the grant of stock options beginning October 1, 2005. For the three months ended December 31, 2009, equity-based compensation was $1.7 million, allocated as follows: $78,000 to cost of revenues, $0.5 million to research and development, $0.2 million to sales and marketing and $1.0 million to general and administrative. For the three months ended September 30, 2009, equity-based compensation was $2.2 million, allocated as follows: $0.1 million to cost of revenues, $0.5 million to research and development, $0.3 million to sales and marketing and $1.3 million to general and administrative. For the three months ended December 31, 2008, equity-based compensation was $3.1 million, allocated as follows: $0.2 million to cost of goods sold, $0.9 million to research and development, $0.4 million to sales and marketing and $1.6 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the grant of stock options are reflected in net income (loss).

The quarter ended March 31, 2008 is the first quarter during which the Company reported equity-based compensation expense in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008. In addition, in November 2009, the compensation committee of the Board approved an additional grant of 400,000 shares of the Company’s common stock to two of these senior executive officers. These stock option grants are collectively referred to as Performance Options. Of the $1.7 million of equity-based compensation for the three months ended December 31, 2009, $0.5 million resulted from the grant of the Performance Options. Of the $2.2 million of equity-based compensation for the three months ended September 30, 2009, $0.7 million resulted from the grant of the Performance Options. Of the $3.1 million of equity-based compensation for the three months ended December 31, 2008, $1.6 million resulted from the grant of the Performance Options.

(2)	The Company has incurred restructuring and related asset impairment expenses, included in its GAAP presentation of operating expenses, primarily due to workforce related charges such as payments for severance and benefits, asset impairments, estimated costs of exiting and terminating facility lease commitments and other exit costs related to formal restructuring plans approved by the Board of Directors/management in fiscal years 2006, 2007 and 2009 and in October 2009. For the three months ended December 31, 2009, restructuring and related asset impairment costs totaled $0.5 million, which relates mainly to the severance, other employee related costs, asset impairments and other exit costs incurred in relation to the restructuring plan announced during the current quarter as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. As part of the current quarter restructuring activities, on October 23, 2009, management approved the closure of the Company’s facility in Nanjing, China in order to consolidate development activities in the Company’s other locations. For the three months ended September 30, 2009, restructuring and related asset impairment costs totaled $0.3 million, which related mainly to the severance, other employee related costs, asset impairments and other exit costs incurred in relation to the restructuring plans announced during the fourth quarter of fiscal year 2009 as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. For the three months ended December 31, 2008, costs related to exiting and terminating facilities leases totaled approximately $0.1 million due mainly to changes in the projected operating expenses over the remaining term of the leases.

(3)	This represents amortization of purchased intangible assets, principally purchased technology, and is allocated to the cost of revenues. For the three months ended December 31, 2009, amortization charges were $0.4 million, which include $0.3 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 and $0.1 million related to the amortization of certain other acquired intangible assets. For the three months ended September 30, 2009, amortization charges were $0.4 million, which include $0.3 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 and $0.1 million related to the amortization of certain other acquired intangible assets. For the three months ended December 31, 2008, amortization of purchased intangible assets was $1.1 million, which include $1.0 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 and $0.1 million related to the amortization of certain other acquired intangible assets.

(4)	This represents impairment charges recorded in respect of goodwill and other purchased intangible assets. For the three months ended September 30, 2009, the Company recorded a true-down adjustment of $0.3 million to the previous impairment charges recorded on purchased intangible assets and goodwill in the second quarter of fiscal 2009. There were no impairment charges recorded on purchased intangible assets or goodwill in the other periods presented. Impairment related charges typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, goodwill and intangible assets related impairment charges are generally unpredictable and several factors could result in further impairment of the remaining goodwill and other intangible assets in the future periods.